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                           AMES DEPARTMENT STORES, INC.                Exhibit 20
                            NOVEMBER  RESULTS VS. PLAN                 Page 1 of 2
                                MANAGEMENT FORMAT
                                    (Unaudited)
                                   (In Millions)
                                   November, 1997          Fiscal 1997 Year-to-Date
                             --------------------------  -----------------------------
                                                 Last                          Last
                              Actual  Plan (a)   Year     Actual   Plan (a)    Year
                             -------- -------- --------  --------- --------- ---------
INCOME SUMMARY:
Net Sales                     $239.5   $226.4   $223.0   $1,703.3  $1,706.3  $1,677.7

FIFO  Margin     $              66.8     62.6     61.4      476.4     464.3     456.1
      Margin     %              27.9%    27.7%    27.5%      28.0%     27.2%     27.2%

Total Expenses                 (51.2)   (48.4)   (48.4)    (457.9)   (456.4)   (447.4)

Other Income                     2.8      2.6      2.6       22.9      22.6      22.7
                             -------- -------- --------  --------- --------- ---------
EBITDA                          18.4     16.8     15.6       41.4      30.5      31.4

Dep and Amort (net)             (0.7)    (0.8)    (0.4)      (6.7)     (6.6)     (4.1)
Net Interest Expense            (1.3)    (1.7)    (1.9)     (10.7)    (13.0)    (17.2)
Other Income (Expense)            -        -      (0.1)      (0.1)       -        0.1
Store Closing Charge            (1.6)      -        -        (1.6)       -         -
Non-Cash Income Tax Provision   (5.0)    (4.9)    (4.2)      (7.6)     (3.7)     (3.3)
                             -------- -------- --------  --------- --------- ---------
Net Income                      $9.8     $9.4     $9.0      $14.7      $7.2      $6.9
                             ======== ======== ========  ========= ========= =========


                                                       Balance at End of Period
                                                     -----------------------------
                                                                           Last
                                                      Actual   Plan (a)     Yr
                                                     --------- --------- ---------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                               $29.2     $37.7     $30.4
Merchandise Inventories, FIFO                           566.1     555.6     542.0
Other Current Assets                                     83.0      73.7      77.6
                                                     --------- --------- ---------
      Total Current Assets                              678.3     667.0     650.0
Net Fixed Assets                                         82.5      82.5      63.6
Other Long-Term Assets                                    6.4       4.0       4.4
                                                     --------- --------- ---------
      Total Assets                                     $767.2    $753.5    $718.0
                                                     ========= ========= =========

Trade Accounts Payable                                 $250.6    $242.9    $224.2
Short-Term Debt (Revolver)                              114.0     140.0     123.4
Other Current Liabilities                               176.5     164.9     177.1
                                                     --------- --------- ---------
      Total Current Liabilities                         541.1     547.8     524.7

Long-Term Debt                                            9.3       9.3      12.7
Other Long-Term Liabilities                              35.3      31.0      32.3

Unfavorable Lease Liability                              15.6      14.9      17.3
Fresh-start Excess Net Assets (Negative Goodwill)        31.2      31.3      37.4

Paid-In-Capital                                         100.3      92.2      84.3
Retained Earnings                                        34.4      27.0       9.3
                                                     --------- --------- ---------
      Total Stockholders' Equity                        134.7     119.2      93.6
                                                     --------- --------- ---------
      Total Liabilities & Equity                       $767.2    $753.5    $718.0
                                                     ========= ========= =========

  (a) As reported on Form 8-K dated August 7, 1997

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, extraordinary or non-recurring items (including certain store closing expenses), depreciation, amortization and other non-cash charges and gains or losses on sale of properties.


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